UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2021

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 23, 2021, IAC/InterActiveCorp (“IAC” or the “Registrant”) amended its services agreement with Google, effective as of August 1, 2021 (the “Amendment”). The Amendment extends the expiration date of such agreement to March 31, 2024 and provides for an automatic renewal for an additional one year period absent a notice of non-renewal from either party on or before March 31, 2023. Prior to the Amendment, the expiration date of such agreement was March 31, 2023; provided, that each September, either party could have, after discussion with the other party, terminated the services agreement, effective on September 30 of the year following the year in which such notice was given. IAC believes that the amended agreement, taken as a whole, is comparable to its previously existing agreement with Google.

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on IAC management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and the actual impact to IAC and its businesses caused by the Amendment is currently unknown. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) IAC’s ability to market its products and services in a successful and cost-effective manner, (ii) the display of links to websites offering IAC’s products and services in a prominent manner in search results, (iii) changes in IAC’s relationship with (or policies implemented by) Google, (iv) IAC’s continued ability to market, distribute and monetize its products and services through search engines, digital app stores and social media platforms, (v) the failure or delay of the markets and industries in which IAC’s businesses operate to migrate online and the continued growth and acceptance of online products and services as effective alternatives to traditional products and services, (vi) IAC’s continued ability to develop and monetize versions of its products and services for mobile and other digital devices, (vii) IAC’s ability to establish and maintain relationships with quality and trustworthy service professionals and caregivers, (viii) the ability of Angi Inc. to successfully implement its brand initiative (which could involve substantial costs, including as a result of a continued negative impact on its organic search placement) and expand Angi Services (its pre-priced offerings), (ix) IAC’s ability to engage directly with users, subscribers, consumers, service professionals and caregivers directly on a timely basis, (x) IAC’s ability to access, collect and use personal data about its users and subscribers, (xi) the ability of IAC’s Chairman and Senior Executive, certain members of his family and IAC’s Chief Executive Officer to exercise significant influence over the composition of IAC’s board of directors, matters subject to IAC stockholder approval and its operations, (xii) IAC’s inability to freely access the cash of Angi Inc. and its subsidiaries, (xiii) dilution with respect to IAC’s investment in Angi Inc., (xiv) IAC’s ability to compete, (xv) adverse economic events or trends (particularly those that adversely impact advertising spending levels and consumer confidence and spending behavior), either generally and/or in any of the markets in which IAC’s businesses operate, (xvi) IAC’s ability to build, maintain and/or enhance its various brands, (xvii) the impact of the COVID-19 outbreak on IAC’s businesses, (xviii) IAC’s ability to protect its systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, as well as cyberattacks experienced by third parties, (xix) the occurrence of data security breaches and/or fraud, (xx) increased liabilities and costs related to the processing, storage, use and disclosure of personal and confidential user information, (xxi) the integrity, quality, efficiency and scalability of IAC’s systems, technology and infrastructure (and those of third parties with whom IAC does business), (xxii) changes in key personnel and (xxiii) the risks inherent in the completed separation of Vimeo, Inc. from IAC’s other businesses, including (among others) uncertainties related to whether the expected benefits of the transaction will be realized (on the anticipated timeline or at all), any litigation arising out of or relating to the transaction, the expected tax treatment of the transaction and the impact of the transaction on IAC’s remaining businesses. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect IAC's business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC’s management as of the date hereof. IAC does not undertake to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/InterActiveCorp

By:	/s/ Kendall Handler
Name:	Kendall Handler
Title:	Senior Vice President, General Counsel & Secretary

Date: August 24, 2021

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